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                                                                      Exhibit 21



                          Subsidiaries of the Company

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                                                                                     Other name, if any,
                                                  State or other jurisdiction        that the subsidiary
Name                                              of incorporation                   does business under
BowSteel Corporation                              Delaware

BowSteel of Texas Corporation                     Delaware

Extrusion Technology Corporation of America       Ohio

Galt Alloys, Inc.                                 Ohio

NATI Gas Company                                  Ohio

New Century Metals Los Angelos, Inc.              Delaware

New Century Metals, Inc.                          Ohio

Pierce-Spafford Metals Corporation                California

Reamet, S.A.                                      France

RMI Metals, Inc.                                  Utah                               Micron Metals, Inc.

RMI Titanium Company                              Ohio

RTI Energy Systems, Inc.                          Ohio

RTI International Metals Limited                  United Kingdom

Tradco, Inc.                                      Missouri

Weld-Tech Engineering Services, L.P.              Texas
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